Exhibit 23.2

February 2, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Prospectus constituting a part of this Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-248213), of our report dated December 16, 2019 relating to Green Thumb Industries Inc.’s consolidated financial statements for the year ended December 31, 2018.

We also consent to the reference to us under the caption “Experts” in the Prospectus constituting a part of this Registration Statement.

Signed:

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Ontario